Rainmaker Reports First Quarter 2014 Financial Results
Campbell, Calif., May 15, 2014 – Rainmaker Systems, Inc. (OTCQX: RMKR) today reported financial results for its first quarter ended March 31, 2014.

Net revenue in the first quarter of 2014 was $4.1 million, compared to net revenue in the preceding quarter of $4.1 million and net revenue in the first quarter of 2013 of $4.7 million.
Net loss from continuing operations for the first quarter of 2014 was $2.3 million, or a net loss of $0.06 per share, compared to a net loss from continuing operations in the preceding quarter of $11.0 million, or a net loss of $0.09 per share, and a net loss from continuing operations in the first quarter of 2013 of $3.5 million, or a net loss of $0.12 per share. The results for the preceding quarter include a charge of $2.3 million for the impairment of long-lived assets associated with our e-commerce platform business and a charge of $5.4 million for the impairment of goodwill.
Total cash and cash equivalents were $1.9 million at March 31, 2014, compared to $3.6 million at December 31, 2013.
“Please join us for our earnings conference call scheduled for this Thursday, May 15, 2014, for key updates,” said Don Massaro, President and CEO.
Conference Call
Rainmaker Systems will host a conference call and webcast Thursday, May 15, 2014, at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) to discuss its first quarter 2014 financial results. Those wishing to participate in the live call should dial 888-452-4023 using the passcode 3856270. A replay of the call will be available for one week beginning approximately two hours after the call's conclusion by dialing 888-203-1112 and entering the passcode 3856270. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.

About Rainmaker Systems, Inc.
Rainmaker Systems provides sales and marketing solutions that help large enterprises increase sales to small-to-medium sized businesses. The Rainmaker Revenue Delivery PlatformSM combines specialized sales and marketing services with proprietary renewals software and business analytics to simplify the complexities involved in multichannel sales and marketing. The ViewCentral Learning Management System transforms organizations’ training centers into profit centers. Rainmaker extends the capabilities of traditional sales teams to assist companies in industries ranging from telecommunications to software and information technology services in reaching target customers and creating new revenue streams.
Rainmaker’s common stock trades in the U.S. on the OTCQX under the symbol “RMKR.”

NOTE: Rainmaker Systems and ViewCentral are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Safe Harbor Statement
This press release may contain forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker Systems as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional capital to meet our operating requirements, our ability to refinance or restructure our debt, our ability to maintain compliance with our debt covenants, our ability to reduce our losses and achieve profitability, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to execute our business strategy and manage growth, potential competition in the marketplace, our ability to retain and attract employees, market acceptance of our solutions and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, the protection of our intellectual property and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.
CONTACT:

Bradford Peppard	Jeffrey Waters
Chief Financial Officer	Director of Investor Relations
Rainmaker Systems, Inc.	Rainmaker Systems, Inc.
(408) 340-2510	(410) 294-6802
brad.peppard@rmkr.com	jeffrey.waters@rmkr.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,891	$3,633
Restricted cash	1,562	3
Accounts receivable, net	2,483	3,554
Prepaid expenses and other current assets	1,380	1,618
Total current assets	7,316	8,808
Property and equipment, net	858	691
Other non-current assets	1,173	840
Total assets	$9,347	$10,339

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$15,041	$13,042
Accrued compensation and benefits	911	1,001
Other accrued liabilities	2,841	3,665
Deferred revenue	1,966	1,965
Notes payable	2,927	3,641
Total current liabilities	23,686	23,314
Deferred tax liability	26	26
Deferred revenue, less current portion	2,267	1,629
Common stock warrant liability	76	93
Other non-current liabilities	158	172
Total liabilities	26,213	25,234
Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized, 43,894 shares issued and 42,852 shares outstanding at March 31, 2014 and 43,795 shares issued and 41,495 shares outstanding at December 31, 2013	42	41
Additional paid-in capital	136,549	137,445
Accumulated deficit	(151,482)	(149,169)
Accumulated other comprehensive loss	(347)	(336)
Treasury stock, at cost; 1,312 shares at March 31, 2014 and 2,300 shares at December 31, 2013	(1,628)	(2,876)
Total stockholders’ deficit	(16,866)	(14,895)
Total liabilities and stockholders’ deficit	$9,347	$10,339

RAINMAKER SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net revenue	$4,126	$4,656
Cost of services	3,159	3,035
Gross profit	967	1,621
Operating expenses:
Sales and marketing	936	665
Technology and development	1,012	1,122
General and administrative	1,138	2,980
Depreciation and amortization	85	406
Total operating expenses	3,171	5,173
Operating loss	(2,204)	(3,552)
Gain due to change in fair value of warrant liability	(17)	(225)
Interest and other expense, net	99	93
Loss before income tax expense	(2,286)	(3,420)
Income tax expense	27	30
Net loss from continuing operations	(2,313)	(3,450)
Net income from discontinued operations	—	156
Net loss	$(2,313)	$(3,294)

Foreign currency translation adjustments	(11)	(86)
Comprehensive loss	$(2,324)	$(3,380)

Basic and diluted net income (loss) per per share:
Net loss from continuing operations	$(0.06)	$(0.12)
Net income from discontinued operations	—	0.01
Net loss	$(0.06)	$(0.11)

Weighted average common shares:
Basic and diluted	41,636	28,994

RAINMAKER SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net loss	$(2,313)	$(3,294)
Adjustment for income from discontinued operations, net of tax	—	(156)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	85	406
Amortization of debt discount	29	—
Gain due to change in fair value of warrant liability	(17)	(225)
Stock-based compensation expense	156	979
Provision for allowances for doubtful accounts	17	—
Impairment of other assets	—	280
Changes in operating assets and liabilities:
Accounts receivable	1,080	567
Prepaid expenses and other assets	(118)	(462)
Accounts payable	2,008	2,046
Accrued compensation and benefits	(106)	623
Other accrued liabilities	(643)	736
Deferred tax liability	—	11
Deferred revenue	639	(320)
Net cash provided by continuing operations	817	1,191
Net cash provided by discontinued operations	—	121
Net cash provided by operating activities	817	1,312

Investing activities:
Purchases of property and equipment	(249)	(352)
Change in restricted cash, net	—	(165)
Net cash used in continuing operations	(249)	(517)
Net cash used in discontinued operations	—	—
Net cash used in investing activities	(249)	(517)

Financing activities:
Proceeds from borrowings	10	200
Repayment of borrowings	(753)	(320)
Restricted cash related to borrowings	(1,562)	—
Tax payments in connection with treasury stock surrendered	(3)	(79)
Net cash used in continuing operations	(2,308)	(199)
Net cash used in discontinued operations	—	—
Net cash used in financing activities	(2,308)	(199)

Effect of exchange rate changes on cash	(2)	(14)

Net decrease in cash and cash equivalents	(1,742)	582
Cash and cash equivalents at beginning of year	3,633	4,494
Cash and cash equivalents at end of year	$1,891	$5,076